Exhibit 99.1

PRESS RELEASE – For Immediate Release

MGM Resorts International Announces Leadership Changes

Corey Sanders Appointed Chief Financial Officer and

Bill Hornbuckle Named President and Chief Operating Officer

Las Vegas, Feb. 21, 2019 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today announced changes to its leadership team and a streamlining of responsibilities to empower leaders to drive the Company’s strategic direction and implement change as part of its MGM 2020 initiative.

Current Chief Operating Officer Corey Sanders will be appointed Chief Financial Officer and will lead the strategic financial transformation that is part of MGM 2020 and will integrate that work with the departments he currently leads including information technology, enterprise analytics, sales and consumer marketing. Prior to his role as COO of MGM Resorts, Mr. Sanders served as Executive Vice President (EVP) and CFO of MGM Grand Resorts and EVP and CFO of MGM Grand Las Vegas. Prior to those responsibilities, he held roles in corporate finance and tax for MGM Grand, Inc.

Current Chief Financial Officer Dan D’Arrigo has chosen to take advantage of the voluntary resignation program offered as part of MGM 2020 and will be resigning from the Company and the Board of Directors of MGM China. Mr. D’Arrigo will remain with the Company over the next month in an advisory role to ensure a smooth transition.

Bill Hornbuckle will expand his role and be appointed Chief Operating Officer of MGM Resorts, in addition to his current role as President. Mr. Hornbuckle will oversee operations at all enterprise properties and will lead casino marketing, design and development, human resources and entertainment. Bill’s vast experience in operations will be leveraged as he leads the operational changes that are part of the MGM 2020 transformation. All changes will take effect March 1.

“In the more than 23 years of service to the Company, Dan has shown great leadership and is leaving us with an exemplary set of professionals who will support Corey in his new role,” said Jim Murren, Chairman and CEO of MGM Resorts International. “Dan’s contributions to our organization have been invaluable. Over the years, in addition to establishing an incredibly strong finance team, Dan has led billions of dollars in capital market transactions and was instrumental in the acquisitions of Mirage Resorts and Mandalay Resort Group. We thank Dan for his tireless dedication and lasting impact to the Company and wish him the best in his next endeavor.”

Mr. Murren continued, “As we implement our MGM 2020 plan and undertake the reorganization of the Company’s operating model, and given Dan’s decision, we took the opportunity to thoughtfully examine our leadership roles. Corey’s expertise and intimate knowledge of both the operational and financial structures of MGM Resorts make him uniquely positioned to integrate those operational and financial activities in order to drive efficiency and execute our strategic priorities. The priorities include maximizing the performance of our premier properties and driving consolidated free cash flow growth. By appointing Corey CFO, we are well positioned to reach our financial and strategic targets.”

PRESS RELEASE – For Immediate Release

Mr. Murren added, “Bill is bringing exceptional breadth and depth of industry experience to his expanded role and will be instrumental in driving change as part of MGM 2020. I am looking forward to continuing to work closely with him and the rest of the management team as we evolve our organization.”

Mr. D’Arrigo said, “It has been a privilege to serve as MGM’s Chief Financial Officer and to work with the most talented employees in the industry. I am excited to watch members of the team take on new roles and further contribute to MGM’s growth and success as they infuse the organization with their tireless energy and bold ideas. I am confident that now is the right time to transition to a new CFO who will lead the MGM 2020 program and the Company’s next chapter. I look forward to working with Corey and the rest of the management team to ensure an orderly transition.”

Mr. Sanders said, “I am looking forward to taking on this new role at such a transformative time for the Company. I am enthusiastic about continuing to work with the rest of the team as we implement MGM 2020 and execute our strategy to position the Company for further profitability.”

Mr. Hornbuckle said, “This is an important time at MGM Resorts and I am excited to take on these additional responsibilities as we work together to successfully execute our strategic priorities. We have built a strong foundation that has been solidified over the past few years and I look forward to working directly with our property teams to successfully meet our 2020 goals and continue to grow the Company.”

The recently announced MGM 2020 program is a company-wide, business-transformation initiative aimed to leverage a more centralized organization to maximize profitability and, through key investments in technology, lay the foundation for the Company’s digital transformation to drive long-term revenue growth. The program was first announced in May 2018. MGM 2020 is expected to deliver annualized Adjusted EBITDA uplift of $300 million in aggregate, consisting of $200 million by the end of 2020 and an additional $100 million by the end of 2021. MGM 2020 builds on the work accomplished as part of the Profit Growth Plan (PGP) (2015-2017) which realized over $500 million in incremental EBITDA. The highly successful program was designed and led by Mr. Sanders, making him uniquely qualified to step into this new role as MGM 2020 continues.

“Part of MGM 2020 is clarifying responsibilities and driving change. We are creating the path to success through the transformation with this team,” said Mr. Murren.

Additionally, the Company today reaffirmed its previously announced 2020 free cash flow targets.

ABOUT COREY SANDERS

Corey Sanders has been an operations and financial leader with MGM Resorts for more than two decades. He served as the COO of MGM Resorts International since 2010, and previously served as the COO for the Company’s Core Brand and Regional Properties. In his tenure with the Company, Mr. Sanders has also served as Executive Vice President and Chief Financial Officer for MGM Grand Resorts, Executive Vice President and CFO for MGM Grand, Assistant Vice President of Corporate Finance, and Tax Director for MGM Grand. Mr. Sanders began his career as a tax specialist at Arthur Andersen where he held a CPA certification.

ABOUT BILL HORNBUCKLE

A four-decade veteran of the gaming industry, Bill Hornbuckle has served as the President of MGM Resorts since 2012. He was previously Chief Marketing Officer of MGM Resorts from 2009 until 2012, overseeing

PRESS RELEASE – For Immediate Release

the creation of the M life Rewards loyalty program and positioning the portfolio of MGM Resorts International destination resorts for growth. Prior to that, he was President and COO of Mandalay Bay Resort and Casino, and President and COO of MGM Grand. Mr. Hornbuckle is the former President and Chief Operating Officer for Caesars Palace, Las Vegas and earlier in his career served in various senior management positions with Mirage Resorts.

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 29 unique hotel and destination gaming offerings including some of the most recognizable resort brands in the industry. Expanding throughout the U.S. and around the world, the company acquired the operations of Empire City Casino in New York in 2019, and in 2018, opened MGM Springfield in Massachusetts, MGM COTAI in Macau, and the first Bellagio-branded hotel in Shanghai. The over 82,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine’s World’s Most Admired Companies®. For more information visit us at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results and the Company’s financial outlook (including any guidance), the Company’s ability to generate free cash flow growth, return capital to shareholders and further de-lever, and the Company’s ability to execute its strategic plan, capital allocations strategy, and deliver on its 2020 goals. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
CATHERINE PARK	BRIAN AHERN
Executive Director of Investor Relations	Director of Communications
(702) 693-8711 or cpark@mgmresorts.com	media@mgmresorts.com